Exhibit 10.2
Execution Version
PLEDGE, SECURITY AND SUBORDINATION AGREEMENT
     This PLEDGE, SECURITY AND SUBORDINATION AGREEMENT (as amended, restated, modified, revised, supplemented, extended, continued or replaced from time to time, this “Agreement”), dated as of January 20, 2010, is by ROYAL GOLD, INC., a corporation organized and existing under the laws of Delaware (“Royal Gold” or “Borrower”) in favor of HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC Bank”), a national banking association organized under the laws of the United States, in its capacity as administrative agent for the Lenders (the “Secured Party”).
Recitals
     A. Pursuant to that certain Term Loan Facility Agreement (as amended, restated, modified, revised, supplemented, extended, continued or replaced from time to time in accordance with its terms, the “Loan Agreement”) dated as of January 20, 2010 by and among Royal Gold, as a borrower, Royal Gold Chile Limitada, a Chilean limited liability company, as a guarantor, High Desert Mineral Resources, Inc., a corporation organized and existing under the laws of Delaware, as a guarantor, RGLD Gold Canada , Inc., a corporation organized and existing under the laws of British Columbia, Canada, as a guarantor (“RGLD Canada”), HSBC Bank, as a lender, and those banks and financial institutions identified as a “Lender” on the signature pages hereto and such other banks or financial institutions as may from time to time become parties to this Agreement, as lenders (the “Additional Lenders”) (with each of HSBC Bank and the Additional Lenders individually referred to herein as a “Lender” and collectively as “Lenders”), the Secured Party, as administrative agent for the Lenders thereunder and HSBC Securities (USA) Inc., a corporation incorporated and existing under the laws of the United States, as the sole lead arranger. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.
     B. As a condition to the Lenders making the Loan to the Borrower under the Loan Agreement, Royal Gold has agreed to execute and deliver this Agreement to the Secured Party in its capacity as administrative agent under the Loan Agreement for and on behalf of the Lenders. Royal Gold is entering into this Agreement to secure its obligations under the Loan Agreement and the other Credit Documents on the terms provided herein.
Agreement
     NOW, THEREFORE, Royal Gold and the Lenders hereby agree as follows:
     1. Pledge and Grant of Security Interest.
(a)	For value received, in order to induce the Lenders to enter into the Loan Agreement and to extend the Loan to Royal Gold, and to secure the payment and performance of all present and future obligations, indebtedness and liabilities of all kinds of Royal Gold to the Lenders under the Loan Agreement, the other Credit Documents, hereunder or otherwise, whether incurred by Royal Gold as maker, endorser, drawer, acceptor, guarantor, accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and howsoever and whensoever incurred by Royal Gold or acquired by the Secured Party or the Lenders (collectively referred to as the “Secured Obligations”), Royal Gold hereby pledges, assigns, and grants a security interest to the Secured Party, for its own benefit and for the benefit of the Lenders, and places a charge over all of its right, title and interest in and to the following:
          (A) all of the issued and outstanding shares in the capital of RGLD Canada that are legally and beneficially owned by Royal Gold, as such shares in the capital of RGLD Canada are further described on Schedule 1 hereto, and (B) all other equity interests in RGLD Canada whether now existing or hereafter acquired and all replacement or additional shares in the capital of RGLD Canada from time to time received or acquired by Royal Gold by purchase, stock dividend, stock split, distribution or otherwise (all such shares of stock of RGLD Canada pledged hereunder being referred to collectively as the “Pledged Shares”);
          all certificates representing any of the Pledged Shares, whether currently existing or hereafter issued;
          all Indebtedness of RGLD Canada or any successor or assign of a RGLD Canada (including, without limitation, any receiver or trustee in bankruptcy) (each, a “Subordinated Party”) now or hereafter owed by any such Subordinated Party to Royal Gold whether now existing or hereafter arising, of whatsoever kind or nature, expressly including, without limitation, all indebtedness of the Subordinated Parties to Royal Gold as of the date hereof, which is identified as “Subordinated Debt” in Schedule 2 hereto; and
          except as otherwise provided in Section 5 hereof, any and all dividends, cash, securities, instruments, warrants, options and other property, proceeds and distributions from time to time received, receivable, paid or otherwise distributed in respect of, in substitution for, in addition to or in exchange for, or otherwise evidencing any of the Pledged Shares or Subordinated Debt and all proceeds thereof
(b)	The Pledged Shares together with all other property, rights and interests described in this Section 1, whether now existing or hereafter acquired, obtained or created, are referred to herein collectively as the “Collateral.”
     2. Attachment; No Obligation to Advance. Royal Gold confirms that value has been given by the Lenders to Royal Gold, that Royal Gold has rights in the Collateral existing at the date of this Agreement and that Royal Gold and the Secured Party have not agreed to postpone the time for attachment of the Security Interests to any of the Collateral. The Security Interests will have effect and be deemed to be effective whether or not the Secured Obligations or any part thereof are owing or in existence before or after or upon the date of this Agreement. Neither the execution and delivery of this Agreement nor the provision of any financial accommodation by any Lender shall oblige any Lender to make any financial accommodation or further financial accommodation available to Royal Gold or any other Person.

     3. Delivery of Pledged Share Certificates; Registry Notations.
(a)	All certificates or instruments representing or evidencing the Collateral have previously been delivered or are being delivered to the Secured Party through its solicitors Blake, Cassels & Graydon LLP concurrently with the execution of this Agreement, and are in suitable form for transfer by delivery, endorsed in blank or accompanied by duly executed undated instruments of transfer or assignments in blank, having attached thereto or to such certificates all requisite stock transfer tax stamps, notarizations or other notations required by Requirements of Law, all in form and substance satisfactory to the Secured Party.

(b)	All necessary and appropriate entries, notations and written descriptions in the books, accounts or share registries of RGLD Canada that evidence, and which are necessary or desirable to authenticate and perfect, the pledge of the Collateral pursuant hereto have been or will be made concurrently with the execution of this Agreement, and Royal Gold shall pay all requisite fees, taxes or other amounts payable therefore pursuant to Requirements of Law. All consents, authorizations and approvals of, or filings or registrations with, appropriate Governmental Authorities have been obtained, made or completed, as necessary or appropriate to authenticate and perfect the pledge of the Collateral pursuant hereto. Royal Gold shall forthwith take all other actions and pay all fees, taxes and amounts, necessary, appropriate or desirable pursuant to applicable law to authenticate, perfect, maintain and preserve the pledge of the Collateral.
     4. Subordination Agreement.
(a)	On the terms and conditions hereof, the payment and performance of the Subordinated Debt, and Royal Gold’s right to receipt thereof, is hereby subordinated to payment and performance of the Senior Debt (as defined below), and to the right of the Lenders to receipt thereof. Upon the occurrence and during the continuance of an Event of Default, until the Senior Debt has been paid or otherwise satisfied in full, unless otherwise directed by the Secured Party, Royal Gold will not ask, demand, sue for, take or receive from any Subordinated Party, by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing by such Subordinated Party to Royal Gold, and Royal Gold will not act to foreclose or otherwise realize upon any collateral security therefor.

(b)	For purposes hereof, “Senior Debt” is defined as all indebtedness of Royal Gold or RGLD Canada, and their successors and assigns, to the Lenders, whether now existing or hereafter arising, of whatsoever kind or nature under the Loan Agreement and the other Credit Documents. In the event of the bankruptcy or insolvency of Royal Gold, Royal Gold agrees promptly to take such actions with respect thereto as the Secured Party may reasonably request in order to insure that the foregoing agreements of Royal Gold are recognized and reflected in the manner in which the assets of Royal Gold are distributed to its creditors and other claimants.

(c)	All payments received by Royal Gold with respect to the Subordinated Debt while an Event of Default is outstanding under the Loan Agreement, will be held in trust by Royal Gold for the benefit of the Lenders, and will promptly be remitted by Royal Gold to the Secured Party for its own benefit and for the benefit of the Lenders.

(d)	Royal Gold agrees not to transfer, assign, pledge or hypothecate the Subordinated Debt to any third person, or to convert any of the Subordinated Debt into capital stock or other equity interests in the Subordinated Parties unless such capital stock or other equity interests are subject to this Agreement and pledged to the Secured Party for its own benefit and for the benefit of the Lenders.
     5. Representations, Warranties, Covenants and Agreements of Royal Gold. Royal Gold represents, warrants, covenants and agrees that:
(a)	Royal Gold legally and beneficially owns all of the issued and outstanding shares in the capital of RGLD Canada, including any other equity interest of or in RGLD Canada.

(b)	The Pledged Shares listed on Schedule 1 hereto constitute all of the issued and outstanding shares in the capital of, or other equity interests in, RGLD Canada owned or controlled by Royal Gold.

(c)	Each of the Pledge Shares are Certificated Securities (as that term is defined in the Personal Property Security Act in effect in the Province of British Columbia (as amended from time to time, the “PPSA”). Royal Gold shall at all times ensure that all of the Pledge Shares are and remain Certificated Securities (as that term is defined in the PPSA) and that any portion of the Collateral that constitutes a Security (as that term is defined in the PPSA) is a Certificated Security (as that term is defined in the PPSA). Royal Gold will do all such things and take all such steps as may be required from time to time to provide the Secured Party with control over all such Certificated Securities in the manner provided under section 23 of the Securities Transfer Act (British Columbia) or such equivalent provision as may come into force from time to time. At the request of the Secured Party, Royal Gold will cause all such certificates of such Certificated Securities to be registered in the name of the Secured Party or its nominee.

(d)	The Pledged Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(e)	Except for the security interests granted hereby, Royal Gold is, and as to Collateral acquired after the date hereof Royal Gold shall and will be at the time of acquisition, the record and beneficial owner and holder of the Collateral free from any adverse claim, security interest, pledge, encumbrance, lien, charge, or other right, title or interest of any Person other than the Secured Party and the Lenders. Royal Gold covenants that at all times the Collateral will remain free of all such adverse claims, security interests, pledges, encumbrances, liens, charges or other adverse interests by third parties. The Pledged Shares are free from and not otherwise subject to any voting agreements, shareholder agreements, voting trusts, proxies, options, preferential purchase rights or other right of any party to acquire all or any portion of the Pledged Shares.

(f)	None of the Pledged Shares bears any legend restricting their transfer, and there are no other restrictions on the transfer of the Pledged Shares except as have been complied with.

(g)	Royal Gold has full power and lawful authority to enter into this Agreement and to pledge the Collateral to the Secured Party and to grant to the Secured Party a first and prior security interest therein as herein provided, all of which have been duly authorized by all necessary corporate action.

(h)	The execution and delivery and the performance hereof are not in contravention of any charter, articles of incorporation or bylaw provision, or of any Instrument or undertaking to which Royal Gold is a party or by which Royal Gold or its property is bound.

(i)	This Agreement constitutes the valid and legally binding obligation of Royal Gold enforceable in accordance with its terms.

(j)	Royal Gold will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein. Any officer or representative acting for or on behalf of Royal Gold in connection with this Agreement or any aspect hereof, or entering into or executing this Agreement on behalf of Royal Gold, has been duly authorized to do so, and is fully empowered to act for and represent Royal Gold in connection with this Agreement and all matters related thereto or in connection therewith.

(k)	Royal Gold’s principal place of business and chief executive office is in Denver, Colorado. Royal Gold shall not change the location of its principal place of business or chief executive office without the prior written consent of the Lenders, not to be unreasonably withheld.

(l)	The preamble hereof states the correct legal name of Royal Gold and Royal Gold does not conduct business under any other name. Royal Gold shall not change its corporate name, nor do business under any name other than its current name, unless Royal Gold has delivered to Secured Party written notice of such other names at least thirty (30) days prior to the date of first use thereof by Royal Gold.

(m)	Royal Gold has not heretofore agreed to or signed any pledge, charge, general security agreement or financing statement which covers any of the Collateral, and no such pledge, charge, financing statement, or general security agreement is now on file in any public office, and Royal Gold has not heretofore filed or inserted any entries or notations in the books or share registry of any Subsidiary or Royal Gold evidencing any pledge of the Collateral.

(n)	As long as any amount remains unpaid on any of the Secured Obligations or under any agreement entered into in connection with the Secured Obligations, except as expressly permitted by any such agreement, (A) Royal Gold will not enter into or execute any pledge, charge, security agreement, or financing statement covering the Collateral, other than those pledges, charges, security agreements and financing statements in favor of the Secured Party hereunder, (B) Royal Gold shall not file or consent to the filing of any pledge, charge, security agreement or financing statement (or any documents or papers filed as such) covering the Collateral, other than financing statements in favor of the Lenders hereunder, unless in any case the prior written consent of the Lenders shall have been obtained, and further (C) Royal Gold shall not insert, file or make any notations in the books or share registry of Royal Gold or any Subsidiary evidencing any pledge of the Collateral, other than such entries and notations in favor of the Secured Party hereunder.

(o)	Royal Gold authorizes the Secured Party to file, in its discretion, in jurisdictions where this authorization will be given effect, a financing statement or other Instrument for filing required by any jurisdiction applicable to the Collateral unsigned or signed only by the Lenders, as appropriate, covering the Collateral, and hereby appoints the Secured Party as Royal Gold’s attorney-in-fact to sign and file any such financing statements or other Instruments covering the Collateral. At the request of the Secured Party, Royal Gold will join the Secured Party in executing such Instruments as the Secured Party may determine from time to time to be necessary or desirable under provisions of any applicable Personal Property Security Act [of any Province in Canada] or other applicable Requirements of Law in effect where the Collateral is located or where Royal Gold or any Subsidiary is located or conducts business; without limiting the generality of the foregoing, Royal Gold agrees to join the Secured Party, at the Secured Party’s request, in executing one or more financing statements or other Instruments in form satisfactory to the Secured Party, and Royal Gold will pay the costs of filing or recording the same in all public offices at any time and from time to time whenever filing or recording of any such financing statement or other Instrument is deemed by the Secured Party to be necessary or desirable.

(p)	In the event that Royal Gold receives any promissory notes or evidences of Indebtedness owed to Royal Gold, Royal Gold shall hold the same in trust as property of the Secured Party and forthwith assign, pledge and deliver the same to the Secured Party.

(q)	Royal Gold shall cause RGLD Canada to execute and deliver the Acknowledgement, Consent and Undertaking set forth in Schedule 3 hereto.

(r)	All representations and warranties made by Royal Gold in this Agreement (a) are material, (b) will be considered to have been relied on by the Secured Party and the Lenders, and (c) will survive the execution and delivery of this Agreement or any investigation made at any time by or on behalf of the Secured Party or any Lender and any disposition or payment of the Secured Obligations.

     6. Rights of the Lenders and Royal Gold Related to Collateral.
(a)	The Secured Party may from time to time following the occurrence of an Event of Default and during the continuance thereof:
          (i) Transfer any of the Collateral into the name of the Secured Party or its nominee.
          (ii) Notify parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder.
          (iii) Enforce collection of any of the Collateral by suit or otherwise; surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto; and exercise all other rights of Royal Gold in any of the Collateral, except as hereinafter provided with respect to income from or interest on the Collateral.
          (iv) Take possession or control of any proceeds of the Collateral.
(b)	Until the occurrence of an Event of Default, Royal Gold shall have the right to receive all income from or interest on the Collateral, and if the Secured Party receives any such income or interest prior to the occurrence of an Event of Default, the Secured Party shall pay the same promptly to Royal Gold, except that in the case of securities or other property distributed by way of a dividend or otherwise with respect to the Collateral, such securities or other property shall be promptly delivered to the Secured Party to be held as Pledged Shares or other Collateral hereunder. Upon the occurrence of an Event of Default, Royal Gold will not demand or receive any income from or interest on the Collateral, and if Royal Gold receives any such income or interest without any demand by it, the same shall be held by Royal Gold in trust for the Secured Party (for its own benefit and for the benefit of the Lenders) in the same medium in which received, shall not be commingled with any assets of Royal Gold and shall be delivered to the Secured Party (for its own benefit and for the benefit of the Lenders) in the form received, properly endorsed to permit collection, not later than the next business day following the day of its receipt. The Secured Party may apply the net cash received from such income or interest to payment of any of the Secured Obligations, provided that the Secured Party shall account for and pay over to Royal Gold any such income or interest remaining after payment in full of the Secured Obligations then outstanding.

(c)	So long as no Event of Default shall have occurred, Royal Gold shall be entitled to exercise its voting and consensual rights with respect to any Collateral constituting voting securities or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; provided, however, that Royal Gold shall not exercise or refrain from exercising any such right if, in the Secured Party’s judgment, such action would have a Material Adverse Effect on the value of the Collateral or any part thereof; and, provided, further, that Royal Gold shall give the

Secured Party at least five (5) days’ written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such rights.

(d)	The Secured Party shall never be under any obligation to collect, attempt to collect, protect or enforce the Collateral or any security therefor, which Royal Gold agrees and undertakes to do at Royal Gold’s expense, but the Secured Party may do so in its discretion at any time after the occurrence of an Event of Default and at such time the Lenders shall have the right to take any steps by judicial process or otherwise as it may deem proper to effect the collection of all or any portion of the Collateral or to protect or to enforce the Collateral or any security therefor. All expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred or paid by the Secured Party in connection with or incident to any such collection or attempt to collect the Collateral or actions to protect or enforce the Collateral or any security therefor shall be borne by Royal Gold or reimbursed by Royal Gold to the Secured Party upon demand. The proceeds received by the Secured Party as a result of any such actions in collecting or enforcing or protecting the Collateral shall be utilized by the Secured Party for its own benefit and for the benefit of the Lenders in accordance with Section 10 hereof.

(e)	In the event the Secured Party, after giving notice to Royal Gold thereof and a period of five (5) days after notifying Royal Gold within which to make payment thereon, shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security therefor, Royal Gold, upon demand of the Secured Party, shall pay to the Secured Party (for its own benefit and for the benefit of the Lenders) the full amount thereof with interest at a rate per annum (based on a 360-day year for the actual number of days involved) from the date expended by the Secured Party until repaid equal to the Default Rate. So long as the Secured Party shall be entitled to any such payment, this Agreement shall operate as security therefor as fully and to the same extent as it operates as security for payment of the other Secured Obligations secured hereunder, and for the enforcement of such repayment, the Secured Party shall have every right and remedy provided hereunder for enforcement of payment of the Secured Obligations.
     7. Further Assurances. Royal Gold agrees to take such actions and to execute such stock or bond powers or other Instruments and such other or different writings as the Secured Party may reasonably request further to perfect, confirm, maintain and assure the Secured Party’s security interest in the Collateral and irrevocably authorizes the Secured Party, as Royal Gold’s agent and attorney-in-fact, to assist the Secured Party’s realization thereon upon the occurrence of an Event of Default, including, without limitation, the right to receive, indorse, and collect all instruments made payable to Royal Gold representing any dividend, interest payment or other distribution in respect of the Pledged Shares or any part thereof or representing any indebtedness owed to Royal Gold.
     8. Events of Default. The occurrence of an Event of Default under the Loan Agreement or any other Credit Document shall constitute an “Event of Default” hereunder.

     9. Notices. Royal Gold will advise the Secured Party promptly, in reasonable detail, of any:
(a)	acquisition after the date of this Agreement of any right, title or interest in any Pledged Shares;

(b)	Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral; or

(c)	occurrence of any event, claim or occurrence that could reasonably be expected to have a Material Adverse Effect on the value of the Collateral.

(d)	The Debtor will not effect or permit any change in the location of the jurisdiction of incorporation or amalgamation, chief executive office, or domicile of Royal Gold or of RGLD Canada, any change of name of, or any; merger, consolidation or amalgamation of Royal Gold or RGLD Canada with any other Person unless all filings have been made and all other actions taken that are required in order for the Secured Party to continue at all times following such change to have a valid and perfected first priority Security Interest in respect of all of the Collateral.
     10. Rights and Remedies of the Lenders Upon Default. If an Event of Default shall have occurred:
(a)	The Lenders shall have and may exercise with reference to the Collateral and the Secured Obligations any and all of the rights and remedies of a secured party under the PPSA and under any other Governmental Requirement applicable to the Collateral, and as otherwise granted herein or under any other applicable Governmental Requirement or under any other Credit Document now or hereafter in effect executed by Royal Gold, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the PPSA or other applicable law after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys’ fees and expenses thereby incurred by the Secured Party and toward payment of the Secured Obligations in such order or manner as permitted by law. Specifically and without limiting the foregoing, the Secured Party shall have the right to take possession of all or any part of the Collateral, any certificate therefor or any security therefor and of all books, records, papers and documents of Royal Gold or in Royal Gold’s possession or control relating to the Collateral which are not already in the Secured Party’s possession, and for such purpose may enter upon any premises upon which any of the Collateral or any security therefor or any of said books, records, papers and documents are situated and remove the same therefrom without any liability for trespass or damages thereby occasioned. To the extent permitted by law, Royal Gold expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of Royal Gold or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of the Lenders existing after default hereunder. The Secured Party shall have and may exercise (for its own benefit and for the benefit of the Lenders) all other rights and remedies available, whether at law or in equity.

(b)	Upon written notice by the Secured Party to Royal Gold, the Secured Party or its nominee or nominees shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Collateral or any part thereof and may exercise such powers in such manner as the Lenders may elect.

(c)	All dividends, payments of interest and other distributions of every character made upon or in respect of the Pledged Shares or any part thereof shall be deemed to be Collateral, and will be held in trust by Royal Gold for the benefit of the Lenders, and will promptly be remitted by Royal Gold to the Secured Party for its own benefit and for the benefit of the Lenders.

(d)	All rights to marshaling of assets of Royal Gold, including any such right with respect to the Collateral, are hereby waived by Royal Gold.

(e)	All rights and remedies of the Secured Party set out in this Agreement, the Loan Agreement and each other Credit Document are cumulative, and no right or remedy contained in this Agreement, the Loan Agreement or any other Credit Document is intended to be exclusive, but each shall be in addition to every other right or remedy contained in this Agreement, the Loan Agreement and the other Credit Documents or in any existing or future agreement or now or in the future existing at law, in equity or by statute, or under any other agreement between Royal Gold and the Secured Party that may be in effect from time to time.

(f)	All recitals in any instrument of assignment or any other instrument executed by the Secured Party incident to sale, lease, transfer, assignment or other disposition, lease or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be requisite to establish full legal propriety of the sale or other action taken by the Secured Party or of any fact, condition or thing incident thereto, and all requisites of such sale or other action or of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.
     11. Special Provisions for Pledged Shares. Royal Gold hereby acknowledges that the sale by the Secured Party of any of the Pledged Shares pursuant to the terms hereof in compliance with federal and applicable state or provincial securities laws or the securities laws of any other applicable jurisdiction exercising valid jurisdiction over the Pledged Shares, and the rules and regulations of any applicable securities regulatory body thereunder (as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect, the “Securities Laws”) may require strict limitations as to the manner in which the Secured Party or any subsequent transferee of the Pledged Shares may dispose of such securities. Royal Gold understands that in order to protect the Secured Party’s interest it may be necessary to sell the Pledged Shares at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering requested under the Securities Laws. Royal Gold has no, and waives any, objection to a sale in such a manner. The Secured Party is authorized, in connection with any offer or sale of any Pledged Shares or rights thereto, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable Securities Law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such securities. Royal Gold further agrees that compliance with any such limitation or restriction will not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Secured Party will not be liable or accountable to Royal Gold for any discount allowed by reason of the fact that such Pledged Shares or rights therein are sold in compliance with any such limitation or restriction. If the Secured Party chooses to exercise its right to sell any or all Pledged Shares or rights therein, upon written request, Royal Gold will cause each applicable Issuer (as that term is defined in the Securities Transfer Act (British Columbia) of the Pledged Shares to furnish to the Secured Party all such information as the Secured Party may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Secured Party in exempt transactions under any Securities Laws.
     12. Application of Proceeds by the Lenders.
          (a) In the event the Lenders sell or otherwise dispose of the Collateral in the course of exercising the remedies provided for in Sections 8 or 9 hereof, any amounts held, realized or received by the Secured Party pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by the Secured Party (for its own benefit and for the benefit of the Lenders), first toward the payment of any costs and expenses incurred by the Lenders in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Secured Obligations or any guaranty thereof, including, without limitation, the actual attorneys’ fees and expenses incurred by the Secured Party (all of which costs and expenses are secured by the Collateral), all of which costs and expenses Royal Gold agrees to pay, and then as provided in the Loan Agreement pursuant to Section 2.6 of the Loan Agreement. Any amounts and any Collateral remaining after such application and after payment to the Secured Party of all of the Secured Obligations in full shall be paid or delivered as required by law, or as a court of competent jurisdiction may direct.
          (b) The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

     13. Continuing Liability of Debtor. Royal Gold will remain liable for any Secured Obligations that are outstanding following realization of all or any part of the Collateral and the application of the proceeds thereof.
     14. Absolute Interest.
(a)	All rights of the Secured Party hereunder, and all obligations of Royal Gold hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any provision of the Loan Agreement or any other Credit Document, any agreement with respect to the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any Credit Document, or any other agreement or instrument, (iii) any exchange, release or non-perfection of any Collateral or any other security for or Collateral securing the Secured Obligations, or any release or amendment or waiver of or any consent to or departure from any guarantee or any other security, for all or any of the Secured Obligations, or (iv) any other circumstance which might constitute a defense available to, or a discharge of, Royal Gold in respect of the Secured Obligations or this Agreement, other than tender of payment in full of the Secured Obligations.
(b)	Royal Gold is hereby subrogated to all of the Secured Party’s interests, rights and remedies in respect to the Collateral and all security now or hereafter existing with respect thereto and all guaranties and endorsements thereof and with respect thereto.
     15. Termination. This Agreement and the security interests created hereunder shall terminate when all the Secured Obligations have been indefeasibly paid in full and when the Lenders have no further obligation or right or option to extend the Loan under the Loan Agreement or any other agreement relating to Secured Obligations, at which time the Secured Party shall execute and deliver to Royal Gold all documents which Royal Gold shall reasonably request to evidence termination of such security interest and shall return physical possession of any Collateral then held by the Secured Party to Royal Gold; provided, however, that all indemnities of Royal Gold contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest of this Agreement.
     16. Additional Information. Royal Gold agrees to furnish the Secured Party from time to time such additional information and copies of such documents relating to this Agreement, the Collateral, the Secured Obligations and Royal Gold’s financial condition as the Secured Party may reasonably request.
     17. Notices. Any notice, request or other communication in connection with this Agreement shall be in writing and shall be made and delivered in accordance with the provisions of Section 10.3 of the Loan Agreement and at the addresses as set forth therein.
     18. Indemnity and Expenses. Royal Gold agrees to indemnify the Secured Party, the Lenders, and the officers, directors, members, partners, employees and agents of the Secured Party and the Lenders (with the foregoing referred to collectively as the “Indemnified Parties”), for, and to hold each Indemnified Party harmless against, any loss, liability, claim judgment, settlement, compromise, obligation, damage or penalty of any kind or nature, including the costs and expenses of the Indemnified Party incurred in defending itself against any claim of liability in connection with or arising out of this Agreement, unless arising from the gross negligence or willful misconduct of such Indemnified Party.
     19. Rights of Secured Party; Limitations on Secured Party’s Obligations.
(a)	Neither the Secured Party nor any other Lender will be liable to Royal Gold or any other Person for any failure or delay in exercising any of the rights of Royal Gold under this Agreement (including any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral, or to preserve rights against prior parties). Neither the Secured Party nor any other Lender nor any agent thereof (including, in Alberta or British Columbia, any sheriff) is required to take, or will have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Collateral in its possession. Neither the Secured Party, any other Lender nor any agent thereof will be liable for any, and Royal Gold will bear the full risk of all, loss or damage to any and all of the Collateral (including any Collateral in the possession of the Secured Party, any other Lender or any agent thereof) caused for any reason other than the gross negligence or wilful misconduct of the Agent or such agent of the Secured Party, such other Lender or such agent thereof.
(b)	The Secured Party may perform any of its rights or duties under this Agreement by or through agents and is entitled to retain counsel and to act in reliance on the advice of such counsel concerning all matters pertaining to its rights and duties under this Agreement.
     20. Dealings by Secured Party. The Secured Party will not be obliged to exhaust its recourse against Royal Gold or any other Person or against any other security it may hold in respect of the Secured Obligations or any part thereof before realizing upon or otherwise dealing with the Collateral in such manner as the Agent may consider desirable. The Secured Party and the other Lenders may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with Royal Gold and any other Person, and with any or all of the Collateral, and with other security and sureties, as they may see fit, all without prejudice to the Secured Obligations or to the rights and remedies of the Secured Party under this Agreement. The powers conferred on the Secured Party under this Agreement are solely to protect the interests of the Secured Party in the Collateral and will not impose any duty upon the Secured Party to exercise any such powers.
     21. Performance by Secured Party of Debtor’s Obligations. If Royal Gold fails to perform or comply with any of the obligations of Royal Gold under this Agreement, the Secured Party may, but need not, perform or otherwise cause the performance or compliance of such obligation, provided that such performance or compliance will not constitute a waiver, remedy or satisfaction of such failure. The expenses of the Secured Party incurred in connection with any such performance or compliance will be payable by Royal Gold to the Secured Party immediately on demand, and until paid, any such expenses will form part of the Secured Obligations.
     22. Interest. If any amount payable by Royal Gold to the Secured Party under this Agreement is not paid when due, Royal Gold will pay to the Secured Party, immediately on demand, interest on such amount from the date due until paid, at a nominal annual rate equal at all times to the rate then outstanding under the Credit Agreement. All amounts payable by Royal Gold to the Secured Party under this Agreement, and all interest on all such amounts, compounded monthly on the last Business Day of each month, will form part of the Secured Obligations.
     23. No Waiver; Cumulative Rights. No failure on the part of the Secured Party or any Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party or any Lender of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Secured Party (for its own benefit and for the benefit of the Lenders) or allowed it by law or other agreement shall be cumulative and not exclusive of any other and may be exercised by the Secured Party from time to time.
     24. Governing Law. This Agreement and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with the laws of the Province of British Columbia, Canada and the federal laws of Canada applicable therein, except to the extent that the validity or perfection of the pledge and security interest hereunder, or any rights or remedies hereunder, in respect of any particular collateral, is governed by the laws of a jurisdiction other than the Province of British Columbia.
     25. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement. Each of the parties to this Agreement will be entitled to rely upon delivery by facsimile or other electronic transmission of an executed copy of this Agreement and acceptance of such facsimile copy or a copy otherwise electronically transmitted will be legally effective to create a valid and binding agreement between the parties in accordance with the terms hereof.
     26. Severability. If any one or more provisions of this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

ROYAL GOLD: ROYAL GOLD, INC., a Delaware corporation
By:	/s/ Stefan Wenger
	Name:	Stefan Wenger
	Title:	Chief Financial Officer and Treasurer

SECURED PARTY: HSBC BANK USA, NATIONAL ASSOCIATION, as administrative agent for the Lenders

By:	/s/ William Edge
	Name:	William Edge
	Title:	Managing Director

Signature Page to Pledge, Security and Subordination Agreement

SCHEDULE 1
DESCRIPTION OF PLEDGED SHARES

				percentage of
				shares outstanding
issuer	class	certificate number	number of shares	owned by royal gold
RGLD Gold Canada, Inc.	Common	1	28,500	100%
Schedule 1

SCHEDULE 2
Subordinated Party
Royal Gold, Inc.
Existing Subordinated Debt
U.S. Fifty — Seven Million ($57,000,000.00) owing by RGLD Gold Canada, Inc. pursuant to the Loan Agreement dated as of August 18, 2008, as amended by the Amending Agreement dated as of September 30, 2009 between Royal Gold, Inc., as Lender and RGLD Gold Canada, Inc, as Borrower.
Schedule 2

Execution Version
SCHEDULE 3
Acknowledgment, Consent and Undertaking of
RGLD Gold Canada, Inc.
TO: HSBC Bank USA, National Association, as administrative agent
     In consideration of the payment to the undersigned, RGLD Gold Canada, Inc. (the “Company”), of the sum of $10 and for other good and valuable consideration by the Secured Party (the receipt and sufficiency of which is acknowledged), the Company hereby:
     (a) acknowledges receipt of a copy of the Pledge, Security and Subordination Agreement dated as of January 20, 2010 between Royal Gold, Inc., a corporation organized and existing under the laws of Delaware in favor of HSBC Bank USA National Association, a national banking association organized under the laws of the United States, in its capacity as administrative agent for the Lenders (the “Secured Party”).;
     (b) covenants and agrees with the Secured Party (i) to be bound by the terms of the Agreement and to comply with the terms thereof insofar as such terms are applicable to it; (ii) to take all necessary actions, undertakings and proceedings as may be required of it to ensure that the Secured Party obtains the benefit of Sections 2(b), 4(m), 4(n), 4(o), 5(a), 6 and 8; (iii) to maintain its separate corporate existence and not to merge or consolidate with any Person; and (iv) not to sell, assign or alienate any of its assets or create or permit to exist any Lien over any of its assets; and
     (c) at the request of the Secured Party, agrees to execute such documents and instruments and shall do all such further acts and things as may be reasonably necessary or desirable by the Secured Party to carry out the intent of the Agreement.
     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement (as defined in the Agreement).
     Executed and Delivered by the Company on January 20, 2010.

RGLD Gold Canada, Inc.
By:	/s/ Stefan Wenger
	Name:	Stefan Wenger
	Title:	Vice President and Treasurer

Schedule 3